Exhibit 99.906 Certification

Section 906 Certifications

This certification is provided pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. (s) 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2019 of Dupree Mutual Funds (the Registrant).

I, Allen E. Grimes, III, President of the Registrant, certify that, to the best of my knowledge,:

1.	the Form N-CSR/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d); and

2.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

August 28, 2019

/s/ Allen E. Grimes, III
President, Dupree Mutual Funds

This certification is provided pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. (s)

1350, and accompanies the report on Form N-CSR for the period ended June 30, 2019 of Dupree Mutual Funds (the Registrant).

I, Michelle M. Dragoo, Treasurer of the Registrant, certify that, to the best of my knowledge,:

1.	the Form N-CSR/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d); and

3.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

August 28, 2019

/s/ Michelle M. Dragoo
Treasurer, Dupree Mutual Funds